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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 2005

                        Commission file number: 001-15933

                              BLUE VALLEY BAN CORP
             (Exact name of registrant as specified in its charter)

               Kansas                               48-1070996
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)               Identification No.)

            11935 Riley                              66225-6128
       Overland Park, Kansas
  (Address of principal executive                    (Zip Code)
              offices)

       Registrant's telephone number, including area code: (913) 338-1000




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (12 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (12 CFR 240.13e-4(c))


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    Item 1.01 Entry Into A Material Definitive Agreement

       On November 18th, 2005, Bank of Blue Valley, Inc. (the Bank) a wholly owned subsidiary of Blue Valley Ban Corp, entered into an agreement to settle certain existing claims and potential claims asserted by mortgage loan originators. The plaintiffs claimed compensation for overtime hours worked in accordance with the Fair Labor Standards Act. The Bank accrued $550,000 in the fourth quarter of 2004 for potential costs of this litigation, and will charge an additional $555,000 to income in the fourth quarter of 2005. In consideration of payments to be made to the plaintiffs, all claims and potential wage and hour claims asserted in and/or which could have been asserted by such plaintiffs, and all claims for attorneys fees leading up to the settlement and/or in connection with the mediation were released.




                                   Signatures


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          Blue Valley Ban Corp


         Date:  November 25, 2005                By:  /s/  Mark A. Fortino
                                                      -------------------------
                                                      Mark A. Fortino,
                                                      Chief Financial Officer